Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Prospectus, constituting a part of this Registration Statement, of our reports dated March 11, 2009, relating to the consolidated financial statements, the effectiveness of Pennichuck Corporation’s internal control over financial reporting, and schedules of Pennichuck Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ Beard Miller Company LLP
Beard Miller Company LLP
Reading, Pennsylvania
June 24, 2009